As filed with the Securities and Exchange Commission on May 4, 1999
                                                      Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              ------------------
                           KILROY REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

                MARYLAND                                      95-4598246
      (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                     Identification No.)

2250 East Imperial Highway, Suite 1200, El Segundo, California 90245, (310) 563-
                                      5500
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              ------------------
                    THE 1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)
                             --------------------
                              Richard E. Moran Jr.
             Executive Vice President and Chief  Financial Officer
                           Kilroy Realty Corporation
2250 East Imperial Highway, Suite 1200, El Segundo, California 90245, (310) 563-
                                      5500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ------------------
                                   Copies to:
                         Edward Sonnenschein, Jr., Esq.
                            J. Scott Hodgkins, Esq.
                                Latham & Watkins
633 West Fifth Street, Suite 4000, Los Angeles, California 90071, (213) 485-1234
                              ------------------

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                                                                                   Proposed
                                                    Amount          Proposed        Maximum
                                                   of Shares         Maximum       Aggregate     Amount of
Title of Each Class of Securities to be              to be       Offering Price     Offering    Registration
 Registered                                       Registered      Per Share (1)    Price (1)        Fee
------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share........    1,500,000          $25.81       $33,628,140     $9,349
                                                                      23.19
                                                                      20.56
                                                                      22.13
                                                                      22.53
------------------------------------------------------------------------------------------------------------
Series B Junior Participating Preferred Stock
  Purchase Rights(2)..........................    1,500,000(2)         *               *             *
============================================================================================================

(1) Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (a)(i) the exercise price per share ($25.81) of presently outstanding options to purchase 18,000 shares of common stock, (ii) the exercise price per share ($23.19) of presently outstanding options to purchase 175,000 shares of common stock, (iii) the exercise price per share ($20.56) of presently outstanding options to purchase 1,000 shares of common stock, and (iv) the exercise price per share ($22.13) of presently outstanding options to purchase 850,000 shares of common stock, and (b) for the remaining 456,000 shares of common stock, the average of the high and low sales prices per share ($22.53) of the company's common stock as reported on the New York Stock Exchange as of April 27, 1999.
(2) The rights are intially carried with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock.

         The information contained in the Registration Statement on Form S-8 originally filed by Kilroy Realty Corporation with the Securities and Exchange Commission on December 23, 1997 (File no. 333-43227), pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement, except for the information presented in Part II, Item 3. Incorporation of Documents by Reference and Item 8. Exhibits.

Item 3.  Incorporation of Documents by Reference.

         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

         .        our Annual Report on Form 10-K for the year ended December 31,
                  1998;

         . the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on March 5, 1999 (file number 001-12675), including any amendment or reports filed for the purpose of updating this description; and

         . all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) pursuant to the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering.

         To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write Kilroy Realty Corporation, 2250 East Imperial Highway, Suite 1200, El Segundo, CA 90245,
Attention: Secretary, (310) 563-5500.

Item 8.   Exhibits.

 Exhibit
 -------
   4.1    Registration Rights Agreement, dated January 31, 1997(1)

   4.2    Registration Rights Agreement, dated as of October 31, 1997(2)

   4.3    Registration Rights Agreement, dated February 6, 1998(3)

   4.4    Registration Rights Agreement, dated April 20, 1998(4)

   4.5    Registration Rights Agreement, dated November 24, 1998(5)

   4.6    Rights Agreement, dated as of October 2, 1998 between Kilroy Realty
             Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights
             Agent, which includes the form of Articles Supplementary of the Series B Junior Participating Preferred Stock of Kilroy Realty
             Corporation as Exhibit A, the form of Right Certificate as Exhibit
             B and the Summary of Rights to Purchase Preferred Shares as Exhibit
             C(6)

   5.1    Opinion of Ballard Spahr Andrews & Ingersoll, LLP

  23.1    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in exhibit 5.1)

  23.2    Consent of Deloitte & Touche LLP

  24.1 Power of Attorney (included on the signature page to the registration statement)

----------
   (1)    Previously filed as an exhibit to the Registration Statement on
             Form S-11 (No. 333-15553) as declared effective on January 28, 1997 and incorporated herein by



             reference.
       (2)   Previously filed as an exhibit to the Current Report on Form 8-K/A
             (No. 1-12675) dated October 29, 1997 and incorporated herein by reference.
       (3)   Previously filed as an exhibit to the Current Report on Form 8-K
             (No. 1-12675) dated February 6, 1998 and incorporated herein by reference.
       (4)   Previously filed as an exhibit to the Current Report on Form 8-K
             (No. 1-12675) dated April 20, 1998 and incorporated herein by reference.
       (5)   Previously filed as an exhibit to the Current Report on Form 8-K
             (No. 1-12675) dated November 24, 1998 and incorporated herein by reference.
       (6)   Previously filed as an exhibit to the Current Report on Form 8-K
             (No. 1-12675) dated October 2, 1998 and incorporated herein by reference.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 30th day of April, 1999.

                                  KILROY REALTY CORPORATION

                                  By:  /s/ John B. Kilroy, Jr.
                                       --------------------------
                                       John B. Kilroy, Jr.
                                       President, Chief Executive Officer
                                       and Director


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Kilroy, Jr., Jeffrey C. Hawken, Richard
E. Moran Jr., Tyler H. Rose, Ann Marie Whitney, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                                   Title                                     Date
   ---------                                   -----                                     ----
     /s/ John B. Kilroy, Sr.                   Chairman of the Board                     April 30, 1999
-------------------------------------
         John B. Kilroy, Sr


     /s/ John B. Kilroy, Jr.                   President, Chief Executive                April 30, 1999
-------------------------------------
         John B. Kilroy, Jr.                   Officer and Director
                                               (Principal Executive Officer)

     /s/ John R. D'Eathe                       Director                                  April 30, 1999
-------------------------------------
         John R. D'Eathe


    /s/ William. P. Dickey                     Director                                  April 30, 1999
-------------------------------------
         William P. Dickey


     /s/ Matthew J. Hart                       Director                                  April 30, 1999
-------------------------------------
         Matthew J. Hart


     /s/ Dale F. Kinsella                      Director                                  April 30, 1999
-------------------------------------
         Dale F. Kinsella


         /s/ Richard E. Moran Jr.
-------------------------------------             Executive Vice President              April 30, 1999
         Richard E. Moran Jr.                     Chief Financial Officer and
                                                  Secretary (Principal Financial
                                                  Officer)
         /s/ Ann Marie Whitney
-------------------------------------             Vice President and Controller         April 30, 1999
         Ann Marie Whitney                        (Principal Accounting Officer)


                               INDEX TO EXHIBITS

Exhibit
 -------
   4.1   Registration Rights Agreement, dated January 31, 1997(1)
   4.2   Registration Rights Agreement, dated as of October 31, 1997(2)
   4.3   Registration Rights Agreement, dated February 6, 1998(3)
   4.4   Registration Rights Agreement, dated April 20, 1998(4)
   4.5   Registration Rights Agreement, dated November 24, 1998(5)
   4.6   Rights Agreement, dated as of October 2, 1998 between Kilroy Realty
             Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights
             Agent, which includes the form of Articles Supplementary of the
             Series B Junior Participating Preferred Stock of Kilroy Realty
             Corporation as Exhibit A, the form of Right Certificate as Exhibit
             B and the Summary of Rights to Purchase Preferred Shares as Exhibit
             C(6)
   5.1   Opinion of Ballard Spahr Andrews & Ingersoll, LLP
  23.1   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in exhibit
         5.1)
  23.2   Consent of Deloitte & Touche LLP
  24.1   Power of Attorney (included on the signature page to the registration statement)

----------

  (1) Previously filed as an exhibit to the Registration Statement on Form S-11 (No. 333-15553) as declared effective on January 28, 1997 and incorporated herein by reference.
  (2) Previously filed as an exhibit to the Current Report on Form 8-K/A (No. 1-12675) dated October 29, 1997 and incorporated herein by reference.
  (3) Previously filed as an exhibit to the Current Report on Form 8-K (No. 1-12675) dated February 6, 1998 and incorporated herein by reference.
  (4) Previously filed as an exhibit to the Current Report on Form 8-K (No. 1-12675) dated April 20, 1998 and incorporated herein by reference.
  (5) Previously filed as an exhibit to the Current Report on Form 8-K (No. 1-12675) dated November 24, 1998 and incorporated herein by reference.
  (6) Previously filed as an exhibit to the Current Report on Form 8-K (No. 1-12675) dated October 2, 1998 and incorporated herein by reference.